Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-97393, 333-55904 and 333-36082 of Dominion Resources, Inc. on Forms S-3 and Registration Statement Nos. 333-85094, 333-38396, 333-38398, 333-95567, 333-87529, 333-78173, 333-69305, 333-49725, 333-25587, 333-18391 and 333-02733, of Dominion Resources, Inc. on Forms S-8 of our reports dated January 21, 2003, (February 19, 2003, as to the last two paragraphs of the Lease Commitments section of Note 27; February 21, 2003, as to the last three paragraphs of Note 30; and May 7, 2003 as to Note 32, which reports expressed an unqualified opinion and included an explanatory paragraph as to changes in accounting principle for: goodwill and other intangible assets in 2002, derivative instruments and hedging activities in 2001, and method of accounting used to develop the market-related value of pension plan assets in 2000), appearing in this Current Report on Form 8-K of Dominion Resources, Inc.

/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia

May 9, 2003